BROKER CONTRACT

 THIS AGREEMENT is made this 22nd day of February , 2001, between Panther Telecom, Inc. ("Broker") and (the Company).

 WHEREAS, the Company is a reseller of wholesale international long-distance minutes;

 WHEREAS, Broker has offered to broker the purchase of international long-distance minutes from the Company by Broker's customers;

 WHEREAS, the parties agree that Broker should be compensated for its services as a broker;

 NOW THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

 1. The parties agree that the foregoing recitals are true and correct and incorporated herein by this reference.

 2. The Company agrees that the per-minute cost to Broker shall be as set forth on Exhibit A. The rates on Exhibit A may be changed upon seven (7) days' written notice by to Broker.


 3. Every Broker customer that wishes to purchase the above countries from the Company will sign a standard contract. Each billing cycle, will forward to the customer invoices at the above per-minute costs, plus Broker's mark-up. Broker may not change its mark-up without thirty (30) days' prior written notice to the Company. The Company will forward the payment due Broker no later than five
 (5) business days after receipt of a customer payment. The Company shall have no duty to pay Broker unless the Company, is paid by Broker's customer.

 4. This agreement shall remain in effect for as long as Broker's customers purchase minutes of usage from the Company. In the event all of Broker's customers terminate their contracts to purchase-minutes from the Company, this agreement will also terminate upon the payment of all final amounts due.

 5. The parties further agree that Broker is only a broker in any transaction between the Company and Broker's customers, and that any actual purchase of minutes from the Company is not Broker's responsibility but solely that of Broker's customers pursuant to the contracts assigned to the Company. Broker shall not be deemed an agent of the Company or of Broker's customers for any purposes whatsoever. Broker makes no representations or warranties (express or implied) concerning the character or financial soundness of any Broker customer introduced to the Company in relation to this agreement.

 6. Liability; General Indemnity. IN NO EVENT WELL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR
CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS

AGREEMENT AND THE PERFORMANCE OR NON-PERFORMANCE OF OBLIGATIONS HEREUNDER, THE LIABILITY OF THE COMPANY AND BROKER WITH THE RESPECT TO THE INSTALLATION (INCLUDING DELAYS THEREOF), PROVISION, TERMINATION, MAINTENANCE REPAIR, INTERRUPTION, OR RESTORATION OF ANY SERVICE OR FACILITIES OFFERED UNDER THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE CHARGE APPLICABLE UNDER THIS AGREEMENT TO THEDURING WHICH SERVICES WERE AFFECTED. FOR THOSE WITH MONTHLY RECURRING CHARGES, THE LIABILITY OF THE COMPANY AND IS TO AN AMOUNT EQUAL TO THE PROPORTIONATE MONTHLY RECURRING FOR THE PERIOD DURING WHICH SERVICE WAS AFFECTED.

 7. General Indemnity. In the event parties other than the Company and Broker shall have use of the Service, then:

         a. The Company agrees to forever indemnify and hold Broker harmless from and any and all claims, demands, suits, actions, losses, damages, assessments or payments which may be asserted by said parties arising out of or relating to any defect in the Service claimed by a customer of the Company

         b. Broker agrees to forever indemnify and hold the Company harmless from and any and all claims, demands, suits, actions, losses, damages, assessments or payments which may be asserted by said parties arising out of or relating to any defect in the Service claimed by a customer of Broker.

 8. Force Majeure. If either party's performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond that party's reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States government or state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, supplier failure, shortage, breach or delay, then such party shall be excused from such performance on a day-to-day basis to the extent of such restriction or interference. Such party shall use reasonable efforts the circumstances to avoid or remove such causes of nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease. This provision shall not, however, either party from making any payment when due.

 9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first class mail, by facsimile or other means of electronic communication or by delivery as hereafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other the Company during a general discontinuance of postal service due to strike, lockout or otherwise shall be to been received on the fourth business day after the postmarked date thereof; or if sent by facsimile or other means of electronic communication, shall be deemed to have been given when transmitted provided that the sender shall have received a transmission report indicating successful transmission of all of the pages of the notice to the correct facsimile number and has sent a confirmation copy of the notice by first-class pre-paid mail, except that if the transmission of such facsimile does not occur on a normal business day within normal business hours at the place to which it is addressed, the notice shall be deemed given on the next following business day. For these purposes business day shall mean any day other than Saturday. Sunday or public holiday and "business hours" shall mean 9:00 am to 5:00 PM in a business day; or if delivered by hand, shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out, or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance" with this section. Notices and other communications shall be addressed as follows:

         In the case of the Company






          In the case of Broker:




 10. No Waiver. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No consent by any party to or waiver of, a breach or default by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

 11.      Partial Invalidity; Government Action.

          a. Partial Invalidity. If any term or provision of this Agreement shall be found to be illegal or unenforceability, then, notwithstanding such illegality or unenforceability, this Agreement shall remain in full force and effect and such term or provision shall be to be deleted.

          b. Government Action. Upon thirty (30) days prior notice, either party shall have the right, without liability to the other, to cancel an affected portion of the Service if any material rate or term contained herein and relevant to the affected Service is substantially changed or found to be unlawful or the relationship between the hereunder is found to be unlawful by order of the highest court of competent jurisdiction to which the matter is appealed, the Federal Communications Commission, or other local, state or federal government authority of competent jurisdiction.

 12. Exclusive Remedies. Except as otherwise specifically provided for herein, the remedies set forth in this Agreement comprise the exclusive remedies available to either party at law or in equity.

 13. Use of Service. The Company and Broker will provide the Service specified hereunder upon condition that the Service shall not be used for any unlawful purpose. The provision of Service will not create a partnership or joint venture between the parties or result in a joint communications service offering to the third parties.

 14.     Choice of Law; Mediation; Forum.

         a.    Law.   This Agreement shall be construed under the laws of the
         State of Florida without regard to choice of law principles.

          b. Mediation. Any dispute arising out of or relating to this Agreement which has not been resolved by the good faith effort of the parties, will be settled by binding mediation conducted expeditiously in accordance with the rules of mediation promulgated by the Supreme Court of the State of Florida, before a mediator appointed by the firm of Mediation, Inc., which mediator shall have served as a judge in and for the State of Florida, and judgment upon the award rendered by the mediator(s) may be entered by any court with jurisdiction. The location of the mediation shall be Miami, Florida. The cost of the mediation, including the fees and expenses of the mediator(s), shall be shared equally by the parties unless the mediation award provides otherwise. Each party shall bear the cost of preparing and presenting that party's case. The mediator(s) are not empowered to award damages in excess of compensatory damages and each Party irrevocably waives any damages in excess of compensatory damages.

         c. Forum. Any civil action or other legal proceeding arising out of or relating to this Agreement or any dealings between Broker, on the one hand, and the Company and/or the Company's officers, directors, employees, or agents, on the other hand, whether brought before or after any termination of this Agreement, shall be brought and heard only in a state or federal court located in Miami, Florida and the parties hereto expressly waive any rights under any law or rule to cause any such proceeding to be brought and heard in any other location. Broker and the Company consent to jurisdiction in any state or federal court in Miami, Florida in any civil action or other legal proceeding arising out of or relating to this Agreement.

15. Successors and Assignment. This Agreement shall he binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that neither party shall assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party, which shall not unreasonably be withheld, arid further provided that any assignment or transfer without such consent shall be void.


 16.     General.

         a. Survival of Terms. The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and of this Agreement, including, without limitation, provisions for indemnification and the making of any and all payments due hereunder.

         b.        Headings.   Descriptive  headings  in  this Agreement are for
         convenience only and shall not affect the construction of this Agreement,

         c. Industry Terms. Words having well-known technical or trade meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

         d. Rule of Construction. No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.

         e. Entire Agreement. This Agreement consists of all the terms and conditions contained herein; in executed Service Schedules that are identified herewith; and in documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understandings between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Service provided hereunder. No subsequent agreement between the parties concerning the Service shall be effective or binding unless it is made in writing and subscribed to by authorized representatives of Broker and the Company.

         IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals the day and year first above written.



Broker                                           The Company

By:                                              By:
Manuel Sanchez
President
6991 NW 82nd Ave.,  Bay 11
Miami, FL    33166